UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2018

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13- 5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Charles Lindbergh Blvd, Uniondale, New York	11553
(Address of principal executive offices)	(Zip Code)

(516) 228-6700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05. Costs Associated With Exit or Disposal Activities.

On October 16, 2018, Volt Information Sciences, Inc. (the “Company”) approved a restructuring plan (the “Plan”) based on an organizational and process redesign intended to optimize the Company’s strategic growth initiatives and overall business performance.  Included in the Plan are lease terminations and a reduction in force, consistent with the Company’s commitment to improve its cost structure and align its financial resources with the priorities of its business.  The reduction will affect approximately 80 employees, all of whom are entitled to receive certain severance benefits.  In connection with the Plan, the Company expects to incur a total estimated pre-tax restructuring charge of approximately $3.7 million in the Company’s fourth fiscal quarter ending October 28, 2018. The Company anticipates that this restructuring charge will consist of:

•	approximately $1.7 million of cash restructuring charges for severance and benefit costs; and
•	approximately $2.0 million of cash restructuring charges for facility and lease termination costs.

As a result of the workforce reduction, the Company estimates it will realize annualized net savings of approximately $6.2 million.  In addition, the Company estimates it will realize annualized savings of approximately $1.3 million from lease terminations.  The Company estimates the total charge will result in future cash expenditures of $2.1 million in fiscal year 2019 and $0.5 million in fiscal year 2020.

The Plan is expected to be completed by the Company's fiscal year end on November 3, 2019.

This disclosure contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than those that are purely historical are forward-looking statements, and include statements regarding anticipated charges and restructuring costs and the timing of these measures.  These forward-looking statements are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the estimated future impact of these charges and restructuring costs to differ materially from the forward-looking statements.  These risks include the Company’s ability to successfully execute its restructuring plan, higher than anticipated costs in implementing the restructuring plan, management distraction from ongoing business activities, and workforce attrition beyond planned reductions.  Additional information regarding other factors that could cause the Company’s results to differ can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017, and the Company’s subsequent filings with the U.S. Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q.  The forward-looking statements contained in this disclosure reflects the Company’s views and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which this disclosure is made or to reflect the occurrence of unanticipated events.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2018, Ann R. Hollins stepped down from her position as Senior Vice President and Chief Human Resources Officer of the Company, effective November 27, 2018.  There were no disagreements between Ms. Hollins and the Company.  In connection with Ms. Hollins’ departure, the Company expects to enter into a separation agreement with Ms. Hollins that will provide her with severance benefits consistent with her employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

By:	/s/ Paul Tomkins
Paul Tomkins, Senior Vice President and Chief Financial Officer

Date:  October 18, 2018